As filed with the Securities and Exchange Commission on October 15, 2019

Registration No. 333-218041

Registration No. 333-204213

Registration No. 333-181581

Registration No. 333-149427

Registration No. 333-141256

Registration No. 333-135022

Registration No. 333-127988

Registration No. 333-103405

Registration No. 333-81680

Registration No. 333-30267

Registration No. 333-53506

Registration No. 333-30265

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-218041

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-204213

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-181581

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-149427

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-141256

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-135022

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-127988

Post-Effective Amendment No. 2 to Form S-8, Registration Statement No. 333-103405

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-81680

Post-Effective Amendment No. 3 to Form S-8, Registration Statement No. 333-30267

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-53506

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-30265

UNDER THE

SECURITIES ACT OF 1933

NAVIGANT CONSULTING, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-4094854
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

150 North Riverside Plaza, Suite 2100 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

NAVIGANT CONSULTING, INC. 2017 LONG-TERM INCENTIVE PLAN

NAVIGANT CONSULTING, INC. EMPLOYEE STOCK PURCHASE PLAN

NAVIGANT CONSULTING, INC. AMENDED AND RESTATED 2012 LONG-TERM INCENTIVE PLAN

NAVIGANT CONSULTING, INC. 2005 LONG-TERM INCENTIVE PLAN

NAVIGANT CONSULTING, INC. LONG-TERM INCENTIVE PLAN

NAVIGANT CONSULTING, INC. 2001 SUPPLEMENTAL EQUITY INCENTIVE PLAN

(Full title of the plans)

Edward C. Eich

General Counsel and Secretary

150 North Riverside Plaza, Suite 2100

Chicago, Illinois 60606

(312) 573-5600

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) are being filed by Navigant Consulting, Inc. (“Navigant” or the “Registrant”), to deregister all shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), unsold under the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by the Registrant with the Securities and Exchange Commission:

•

Registration Statement on Form S-8  (File No. 333-218041), filed on May 16, 2017, relating to the Navigant Consulting, Inc. 2017 Long-Term Incentive Plan and the Navigant Consulting, Inc. Employee Stock Purchase Plan;

•

Registration Statement on Form S-8  (File No. 333-204213), filed on May 15, 2015, registering 2,200,000 shares of Common Stock under the Navigant Consulting, Inc. Amended and Restated 2012 Long-Term Incentive Plan;

•	Registration Statement on Form S-8 (File No. 333-181581), filed on May 22, 2012, registering 5,444,480 shares of Common Stock under the Navigant Consulting, Inc. 2012 Long-Term Incentive Plan;

•	Registration Statement on Form S-8 (File No. 333-149427), filed on February 28, 2008, registering 2,740,000 shares of Common Stock under the Navigant Consulting, Inc. 2005 Long-Term Incentive Plan;

•	Registration Statement on Form S-8 (File No. 333-141256), filed on March 13, 2007, registering 2,500,000 shares of Common Stock under the Navigant Consulting, Inc. Employee Stock Purchase Plan;

•	Registration Statement on Form S-8 (File No. 333-135022), filed on June 14, 2006, registering 500,000 shares of Common Stock under the Navigant Consulting, Inc. Employee Stock Purchase Plan;

•

Registration Statement on Form S-8  (File No. 333-127988), filed on August 31, 2005, registering (i) 2,250,000 shares of Common Stock under the Navigant Consulting, Inc. 2005 Long-Term Incentive Plan and (ii) 2,295,182 shares of Common Stock under the Navigant Consulting, Inc. Long-Term Incentive Plan;

•	Registration Statement on Form S-8 (File No. 333-103405), filed on February 24, 2003, registering 500,000 shares of Common Stock under the Navigant Consulting, Inc. Employee Stock Purchase Plan;

•

Registration Statement on Form S-8  (File No. 333-81680), filed on January 30, 2002, registering 800,000 shares of Common Stock under the Navigant Consulting, Inc. 2001 Supplemental Equity Incentive Plan;

•

Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (File No. 333-30267), filed on April 27, 2001, registering 5,237,863 shares of Common Stock under the Navigant Consulting, Inc. Long-Term Incentive Plan;

•	Registration Statement on Form S-8 (File No. 333-53506), filed on January 10, 2001, registering 300,000 shares of Common Stock under the Navigant Consulting, Inc. Employee Stock Purchase Plan;

•

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-30267), filed on March 31, 1999, registering 4,200,000 shares of Common Stock under the Navigant Consulting, Inc. Long-Term Incentive Plan (formerly known as the Metzler Group, Inc. Long-Term Incentive Plan);

•

Registration Statement on Form S-8  (File No. 333-30267), filed on June 27, 1997, registering 1,300,000 shares of Common Stock under the Navigant Consulting, Inc. Long-Term Incentive Plan (formerly known as the Metzler Group, Inc. Long-Term Incentive Plan); and

•

Registration Statement on Form S-8  (File No. 333-30265), filed on June 27, 1997, registering 300,000 shares of Common Stock under the Navigant Consulting, Inc. Employee Stock Purchase Plan (formerly known as the Metzler Group, Inc. Employee Stock Purchase Plan).

Pursuant to that certain Agreement and Plan of Merger, by and among the Registrant, Guidehouse LLP, a Delaware limited liability partnership (“Parent”), and Isaac Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”), on October 11, 2019, Sub merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation. As a result of the Merger, the Registrant became a wholly owned subsidiary of Parent.

As a result of the Merger and transactions related thereto, the Registrant has terminated any and all offerings of the Registrant’s securities pursuant to the Registration Statements. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statements, and, in accordance with an undertaking made by the Registrant in Item 9 of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, the Registrant hereby removes from registration any and all securities registered but which remain unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on October 15, 2019.

NAVIGANT CONSULTING, INC.

By	/s/ Edward C. Eich
Edward C. Eich

General Counsel & Secretary

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.